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                                                                  EXHIBIT (h)(2)


                     TRANSFER AGENCY AND SERVICES AGREEMENT


THIS AGREEMENT, dated as of this      day of               , 1998 (the
"Effective Date") between WORLDWIDE INDEX FUNDS (the "Fund"), a Massachusetts business trust having its principal place of business at 790 E. Colorado Boulevard, 9th Floor, Pasadena, CA 91101, and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group"), a Massachusetts corporation with principal offices at 4400 Computer Drive, Westboro, Massachusetts 01581.

                                   WITNESSETH

     WHEREAS, the Fund is authorized to issue Shares in separate series, with each such series representing interests in a separate portfolio of securities or other assets.

     WHEREAS, the Fund initially intends to offer Shares in those Portfolios identified in the attached Schedule A, each such Portfolio, together with all other Portfolios subsequently established by the Fund shall be subject to this Agreement in accordance with Article 14;

     WHEREAS, the Fund, on behalf of the Portfolios, desires to appoint Investor Services Group as its transfer agent in connection with certain other activities and Investor Services Group desires to accept such appointment;

     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the Fund and Investor Services Group agree as follows:

Article 1  Definitions.

     1.1 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

           (a) "Articles of Incorporation" shall mean the Articles of Incorporation, Declaration of Trust, or other similar organizational document as the case may be, of the Fund as the same may be amended from time to time.

           (b) "Authorized Person" shall be deemed to include (i) any authorized officer of the Fund; or (ii) any person, whether or not such person is an officer or employee of the Fund, duly authorized to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in writing to Investor Services Group from time to time.

           (c) "Board Members" shall mean the Directors or Trustees of the governing body of the Fund, as the case may be.

           (d) "Board of Directors" shall mean the Board of Directors or Board of Trustees of the Fund, as the case may be.





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           (e)    "Commencement Date" shall mean the date on which Investor
     Services Group commences providing services to the Fund pursuant to this Agreement.

           (f)    "Commission" shall mean the Securities and Exchange
     Commission.

           (g) "Custodian" refers to any custodian or subcustodian of securities and other property which the Fund may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

           (h) "NASD" shall mean the National Association of Securities Dealers, Inc.

           (i) "1934 Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as amended from time to time.

           (j) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

           (k) "Oral Instructions" shall mean instructions, other than Written Instructions, actually received by Investor Services Group from a person reasonably believed by Investor Services Group to be an Authorized Person;

           (l) "Portfolio" shall mean each separate series of shares offered by the Fund representing interests in a separate portfolio of securities and other assets;

           (m) "Prospectus" shall mean the most recently dated Fund Prospectus and Statement of Additional Information, including any supplements thereto if any, which has become effective under the Securities Act of 1933 and the 1940 Act.

           (n) "Shares" refers collectively to such shares of capital stock or beneficial interest, as the case may be, or class thereof, of each respective Portfolio of the Fund as may be issued from time to time.

           (o) "Shareholder" shall mean a record owner of Shares of each respective Portfolio of the Fund.

           (p) "Written Instructions" shall mean a written communication signed by a person reasonably believed by Investor Services Group to be an Authorized Person and actually received by Investor Services Group. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile of a manually executed original or other process.

Article 2  Appointment of Investor Services Group.





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     The Fund, on behalf of the Portfolios, hereby appoints and constitutes
Investor Services Group as its sole and exclusive transfer agent and dividend disbursing agent for Shares of each respective Portfolio of the Fund and as shareholder servicing agent for the Fund and Investor Services Group hereby accepts such appointments and agrees to perform the duties hereinafter set forth. This Agreement shall be effective as of the Effective Date.

Article 3  Duties of Investor Services Group.

     3.1   Investor Services Group shall be responsible for:

           (a) Administering and/or performing the customary services of a transfer agent; acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares of each Portfolio, as more fully described in the written schedule of Duties of Investor Services Group annexed hereto as Schedule B and incorporated herein, and in accordance with the terms of the Prospectus of the Fund on behalf of the applicable Portfolio, applicable law and the procedures established from time to time between Investor Services Group and the Fund.

           (b) Recording the issuance of Shares and maintaining pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of Shares of each Portfolio which are authorized, based upon data provided to it by the Fund, and issued and outstanding. Investor Services Group shall provide the Fund on a regular basis with the total number of Shares of each Portfolio which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

           (c) Through its affiliate, First Data Distributors, Inc., perform the customary services of a teleservicing agent, as more fully described in Schedule B. It is understood and agreed that all teleservicing representatives shall be registered and in good standing with the NASD and applicable state securities authorities to the extent determined by Investor Services Group to be required and to the best of Investor Services Group's knowledge are not currently under investigation by any securities regulatory authority.

           (d) In addition to providing the foregoing services, the Fund hereby engages Investor Services Group as its exclusive service provider with respect to the Print/Mail Services as set forth in Schedule C for the fees also identified in Schedule C. Investor Services Group agrees to perform the services and its obligations subject to the terms and conditions of this Agreement.

           (e) Notwithstanding any of the foregoing provisions of this Agreement, Investor Services Group shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the





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     amount to be received therefor; (ii) the legality of the redemption of any
     Shares, or the propriety of the amount to be paid therefor; (iii) the legality of the declaration of any dividend by the Board of Directors, or the legality of the issuance of any Shares in payment of any dividend; or
     (iv) the legality of any recapitalization or readjustment of the Shares.

     3.2 In addition, the Fund shall (i) identify to Investor Services Group in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of Investor Services Group for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

     3.3   In performing its duties under this Agreement, Investor Services
Group: (a) will act in accordance with the Articles of Incorporation, By-Laws, Prospectuses and with the Oral Instructions and Written Instructions of the Fund and will conform to and comply with the requirements of the 1940 Act and all other applicable federal or state laws and regulations; and (b) will consult with legal counsel to the Fund, as necessary and appropriate. Furthermore, Investor Services Group shall not have or be required to have any authority to supervise the investment or reinvestment of the securities or other properties which comprise the assets of the Fund or any of its Portfolios and shall not provide any investment advisory services to the Fund or any of its Portfolios.

     3.4 Investor Services Group agrees to provide the services described herein in accordance with the Performance Standards annexed hereto as Exhibit 1 of Schedule A and incorporated herein (the "Performance Standards"). Such Performance Standards may be amended from time to time upon written agreement of the parties.

     3.5 In addition to the duties set forth herein, Investor Services Group shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Fund and Investor Services Group.

Article 4  Recordkeeping and Other Information.

     4.1 Investor Services Group shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule B in accordance with all applicable laws, rules and regulations, including
records required by Section 31(a) of the 1940 Act.   Where applicable, such
records shall be maintained by Investor Services Group for the periods and in the places required by Rule 31a-2 under the 1940 Act.

     4.2 To the extent required by Section 31 of the 1940 Act, Investor Services Group agrees that all such records prepared or maintained by Investor Services Group relating to the services to be performed by Investor Services Group hereunder are the property of the Fund and





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will be preserved, maintained and made available in accordance with such section, and will be surrendered promptly to the Fund on and in accordance with the Fund's request.

     4.3 In case of any requests or demands for the inspection of Shareholder records of the Fund, Investor Services Group will endeavor to notify the Fund of such request and secure Written Instructions as to the handling of such request. Investor Services Group reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to comply with such request.

Article 5  Fund Instructions.

     5.1 Investor Services Group will have no liability when acting upon Written or Oral Instructions believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Fund. Investor Services Group will also have no liability when processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund and the proper countersignature of Investor Services Group.

     5.2 At any time, Investor Services Group may request Written Instructions from the Fund and may seek advice from legal counsel for the Fund, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Fund or for Investor Services Group. Written Instructions requested by Investor Services Group will be provided by the Fund within a reasonable period of time.

     5.3 Investor Services Group, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Fund only if said representative is an Authorized Person. The Fund agrees that all Oral Instructions shall be followed within one business day by confirming Written Instructions, and that the Fund's failure to so confirm shall not impair in any respect Investor Services Group's right to rely on Oral Instructions.

Article 6  Compensation.

     6.1 The Fund on behalf of each of the Portfolios will compensate Investor Services Group for the performance of its obligations hereunder in accordance with the fees set forth in the written Fee Schedule annexed hereto as Schedule C and incorporated herein.

     6.2 In addition to those fees set forth in Section 6.1 above, the Fund on behalf of each of the Portfolios agrees to pay, and will be billed separately for, out-of-pocket expenses incurred by Investor Services Group in the performance of its duties hereunder. Out-of-pocket expenses shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule D and incorporated herein. Schedule D may





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be modified by written agreement between the parties.  Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by Investor Services Group in the performance of its obligations hereunder.

     6.3 The Fund on behalf of each of the Portfolios agrees to pay all fees and out-of-pocket expenses to Investor Services Group by Federal Funds Wire within fifteen (15) business days following the receipt of the respective invoice. In addition, with respect to all fees under this Agreement, Investor Services Group may charge a service fee equal to the lesser of (i) one and one half percent (1 1/2%) per month or (ii) the highest interest rate legally permitted on any past due invoiced amounts.

     6.4 Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule C, a revised Fee Schedule executed and dated by the parties hereto.

     6.5 The Fund acknowledges that the fees that Investor Services Group charges the Fund under this Agreement reflect the allocation of risk between the parties, including the disclaimer of warranties in Section 9.4 and the limitations on liability and exclusion of remedies in Section 11.2 and Article
12. Modifying the allocation of risk from what is stated here would affect the fees that Investor Services Group charges, and in consideration of those fees, the Fund agrees to the stated allocation of risk.

     6.6 Investor Services Group will from time to time employ or associate with itself such person or persons as Investor Services Group may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees who are employed by both Investor Services Group and the Fund. The compensation of such person or persons shall be paid by Investor Services Group and no obligation shall be incurred on behalf of the Fund in such respect.

     Article 7    Documents.

     In connection with the appointment of Investor Services Group, the Fund shall, on or before the date this Agreement goes into effect, but in any case within a reasonable period of time for Investor Services Group to prepare to perform its duties hereunder, deliver or caused to be delivered to Investor Services Group the documents set forth in the written schedule of Fund Documents annexed hereto as Schedule E.

Article 8  Investor Services Group System.

     8.1 Investor Services Group shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by Investor Services Group in connection with the services provided by Investor Services Group to the Fund herein (the "Investor Services Group System").





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     8.2   Investor Services Group hereby grants to the Fund a limited license to the Investor Services Group System for the sole and limited purpose of having Investor Services Group provide the services contemplated hereunder and nothing contained in this Agreement shall be construed or interpreted otherwise and such license shall immediately terminate with the termination of this Agreement.

     8.3 In the event that the Fund, including any affiliate or agent of the Fund or any third party acting on behalf of the Fund is provided with direct access to the Investor Services Group System for either account inquiry or to transmit transaction information, including but not limited to maintenance, exchanges, purchases and redemptions, such direct access capability shall be limited to direct entry to the Investor Services Group System by means of on-line mainframe terminal entry or PC emulation of such mainframe terminal entry and any other non-conforming method of transmission of information to the Investor Services Group System is strictly prohibited without the prior written consent of Investor Services Group.

Article 9  Representations and Warranties.

     9.1   Investor Services Group represents and warrants to the Fund that:

           (a) it is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Massachusetts;

           (b) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

           (c) all requisite corporate proceedings have been taken to authorize it to enter into this Agreement;

           (d) it is duly registered with its appropriate regulatory agency as a transfer agent and such registration will remain in effect for the duration of this Agreement;

           (e) First Data Distributors, Inc. is duly registered with its appropriate regulatory authority as a broker-dealer and such registration will remain in effect for the duration of this Agreement; and

           (f) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

     9.2   The Fund represents and warrants to Investor Services Group that:

           (a) it is duly organized, existing and in good standing under the laws of the jurisdiction in which it is organized;

           (b) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into this Agreement;





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           (c)    all corporate proceedings required by said Articles of
     Incorporation, By-Laws and applicable laws have been taken to authorize it to enter into this Agreement;

           (d) a registration statement under the Securities Act of 1933, as amended, and the 1940 Act on behalf of each of the Portfolios is currently effective and will remain effective, and all appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale;

           (e) all outstanding Shares are validly issued, fully paid and non-assessable and when Shares are hereafter issued in accordance with the terms of the Fund's Articles of Incorporation and its Prospectus with respect to each Portfolio, such Shares shall be validly issued, fully paid and non-assessable; and

     9.3 Year 2000 Compliance: (a) For purposes of this Agreement, "Year 2000 Compliant" means:

           (i) date data will process without error or interruption due solely to the change in century, in any level of computer hardware or software Investor Services Group provides, including, but not limited to, microcode, firmware, system and application programs, files and databases; and

           (ii) there will be no loss of any functionality of the Investor Services Group System due solely to the change in century, with respect to the introduction, processing or output of date records.

     (b)   Investor Services Group represents and warrants that:

           (i) The Investor Services Group System will be Year 2000 Complaint by December 31, 1998; provided, however, that Investor Services Group will be in a process of testing the Investor Services Group System in regard to Year 2000 Compliance throughout calendar year 1999 and any temporary and immaterial loss of functionality occurring during the ordinary course of this testing and fixing process shall not be considered a failure of Investor Services Group to be Year 2000 Complaint; and

           (ii) The Investor Services Group System will continue to be interoperable, in the same manner as it is prior to January 1, 2000, with software and hardware which may deliver records to, receive records from or interact with the Investor Services Group System in the course of processing data, provided that such other software and hardware is Year 2000 Compliant as defined herein and complies with the interface and format standards specified by Investor Services Group.

     (c) The Fund agrees to cooperate fully, and to ensure that its vendors cooperate fully, with Investor Services Group to ensure the interoperability of the Investor Services Group System with hardware and software of the Fund and its vendors. Investor Services Group





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     shall have the right, at its discretion, to reject any data file which it in good faith believes will interfere with the ability of the Investor Services Group System to be Year 2000 Compliant.

     9.4 THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, INVESTOR SERVICES GROUP DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE FUND OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT. INVESTOR SERVICES GROUP DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

Article 10 Indemnification.

     10.1 Investor Services Group shall not be responsible for and the Fund on behalf of each Portfolio shall indemnify and hold Investor Services Group harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against Investor Services Group or for which Investor Services Group may be held to be liable (a "Claim") arising out of or attributable to any of the following:

           (a) any actions of Investor Services Group required to be taken pursuant to this Agreement unless such Claim resulted from a negligent act or omission to act or bad faith by Investor Services Group in the performance of its duties hereunder;

           (b) Investor Services Group's reasonable reliance on, or reasonable use of information, data, records and documents (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) received by Investor Services Group from the Fund, or any authorized third party acting on behalf of the Fund, including but not limited to the prior transfer agent for the Fund, in the performance of Investor Services Group's duties and obligations hereunder;

           (c) the reliance on, or the implementation of, any Written or Oral Instructions or any other instructions or requests of the Fund on behalf of the applicable Portfolio;

           (d) the offer or sales of shares in violation of any requirement under the securities laws or regulations of any state that such shares be registered in such state or in violation of any stop order or other determination or ruling by any state with respect to the offer or sale of such shares in such state; and





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           (e)    the Fund's refusal or failure to comply with the terms of
     this Agreement, or any Claim which arises out of the Fund's negligence or misconduct or the breach of any representation or warranty of the Fund made herein.


     10.2 In any case in which the Fund may be asked to indemnify or hold Investor Services Group harmless, Investor Services Group will notify the Fund promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Fund although the failure to do so shall not prevent recovery by Investor Services Group and shall keep the Fund advised with respect to all developments concerning such situation. The Fund shall have the option to defend Investor Services Group against any Claim which may be the subject of this indemnification, and, in the event that the Fund so elects, such defense shall be conducted by counsel chosen by the Fund and satisfactory to Investor Services Group, and thereupon the Fund shall take over complete defense of the Claim and Investor Services Group shall sustain no further legal or other expenses in respect of such Claim. Investor Services Group will not confess any Claim or make any compromise in any case in which the Fund will be asked to provide indemnification, except with the Fund's prior written consent. The obligations of the parties hereto under this Article 10 shall survive the termination of this Agreement.

     10.3 Any claim for indemnification under this Agreement must be made prior to the earlier of:

           (a) one year after the Fund becomes aware of the event for which indemnification is claimed; or

           (b) one year after the earlier of the termination of this Agreement or the expiration of the term of this Agreement.

     10.4 Except for remedies that cannot be waived as a matter of law (and injunctive or provisional relief), the provisions of this Article 10 shall be Investor Services Group's sole and exclusive remedy for claims or other actions or proceedings to which the Fund's indemnification obligations pursuant to this
Article 10 may apply.

Article 11 Standard of Care.

     11.1 Investor Services Group shall at all times act in good faith and agrees to use its best efforts within commercially reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility for loss or damage to the Fund unless said errors are caused by Investor Services Group's own negligence, bad faith or willful misconduct or that of its employees.

     11.2 Notwithstanding any provision in this Agreement to the contrary, Investor Services Group's cumulative liability (to the Fund) for all losses, claims, suits, controversies, breaches, or damages for any cause whatsoever (including but not limited to those arising out of





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or related to this Agreement) and regardless of the form of action or legal theory shall not exceed the lesser of (i) $500,000 or (ii) the fees received by Investor Services Group for services provided under this Agreement during the twelve months immediately prior to the date of such loss or damage. Fund understands the limitation on Investor Services Group's damages to be a reasonable allocation of risk and Fund expressly consents with respect to such allocation of risk. In allocating risk under the Agreement, the parties agree that the damage limitation set forth above shall apply to any alternative remedy ordered by a court in the event such court determines that sole and exclusive remedy provided for in the Agreement fails of its essential purpose.

     11.3 Neither party may assert any cause of action against the other party under this Agreement that accrued more than two (2) years prior to the filing of the suit (or commencement of arbitration proceedings) alleging such cause of action.

     11.4 Each party shall have the duty to mitigate damages for which the other party may become responsible.

Article 12 Consequential Damages.

     NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL INVESTOR SERVICES GROUP, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Article 13 Term and Termination.

     13.1 This Agreement shall be effective on the date first written above and shall continue for a period of ten (10) years (the "Initial Term").

     13.2 Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of three (3) years ("Renewal Terms") each, unless the Fund or Investor Services Group provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety (90) days and not more than one-hundred eighty (180) days prior to the expiration of the Initial Term or the then current Renewal Term.

     13.3 In the event a termination notice is given by the Fund, all expenses associated with movement of records and materials and conversion thereof to a successor transfer agent will be borne by the Fund.





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     13.4  If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty
(30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. If Investor Services Group is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any other rights or remedies of Investor Services Group with respect to services performed prior to such termination of rights of Investor Services Group to be reimbursed for out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

     13.5 Notwithstanding anything contained in this Agreement to the contrary, should the Fund desire to move any of the services provided by Investor Services Group hereunder to a successor service provider prior to the expiration of the then current Initial or Renewal Term, or should the Fund or any of its affiliates take any action which would result in Investor Services Group ceasing to provide transfer agency services to the Fund prior to the expiration of the Initial or any Renewal Term, Investor Services Group shall make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that Investor Services Group will be able to facilitate a conversion of services on such prior date. In connection with the foregoing, should services be converted to a successor service provider or should the Fund or any of its affiliates take any action which would result in Investor Services Group ceasing to provide transfer agency services to the Fund prior to the expiration of the Initial or any Renewal Term, the payment of fees to Investor Services Group as set forth herein shall be accelerated to a date prior to the conversion or termination of services and calculated as if the services had remained with Investor Services Group until the expiration of the then current Initial or Renewal Term and calculated at the asset and/or Shareholder account levels, as the case may be, on the date notice of termination was given to Investor Services Group.

Article 14 Additional Portfolios

     14.1 In the event that the Fund establishes one or more Portfolios in addition to those identified in Schedule A, with respect to which the Fund desires to have Investor Services Group render services as transfer agent under the terms hereof, the Fund shall so notify Investor Services Group in writing, and if Investor Services Group agrees in writing to provide such services, Schedule A shall be amended to include such additional Portfolios.

Article 15 Confidentiality.

     15.1 The parties agree that the Proprietary Information (defined below) and the contents of this Agreement (collectively "Confidential Information") are confidential information of the parties and their respective licensors.
The Fund and Investor Services Group shall exercise at least the same degree of care, but not less than reasonable care, to safeguard the confidentiality of the Confidential Information of the other as it would exercise to protect its own confidential information of a similar nature. The Fund and Investor Services Group shall not duplicate, sell or disclose to others the Confidential Information of the other, in whole or in part, without the prior written permission of the other party. The Fund and Investor Services Group may, however, disclose Confidential Information to their respective parent corporation, their respective affiliates, their subsidiaries and affiliated companies and employees, provided that each shall use reasonable efforts to ensure that the Confidential Information is not duplicated or disclosed in breach of this Agreement. The Fund and Investor Services Group may also disclose the Confidential Information to independent contractors, auditors, and professional advisors, provided they first agree in writing to be bound by the confidentiality obligations substantially similar to this Section 15.1. Notwithstanding the previous sentence, in no event shall either the Fund or Investor Services Group disclose the Confidential Information to any competitor of the other without specific, prior written consent.

     15.2  Proprietary Information means:

           (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or Investor Services Group, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

           (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or Investor Services Group a competitive advantage over its competitors; and

           (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

     15.3 Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

     15.4 The obligations of confidentiality and restriction on use herein shall not apply to any Confidential Information that a party proves:

           (a) Was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of such party; or

           (b) Was lawfully received by the party from a third party free of any obligation of confidence to such third party; or

           (c) Was already in the possession of the party prior to receipt thereof, directly or indirectly, from the other party; or

           (d) Is required to be disclosed in a judicial or administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted including, but not limited to, giving the other party as much advance notice of the possibility of such disclosure as practical so the other party may attempt to stop such disclosure or obtain a protective order concerning such disclosure; or

           (f) Is subsequently and independently developed by employees, consultants or agents of the party without reference to the Confidential Information disclosed under this Agreement.

Article 16 Force Majeure.

     No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or omission of the other party or any governmental authority; (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy); or
(v) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

Article 17 Assignment and Subcontracting.

     This Agreement, its benefits and obligations shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned or otherwise transferred by either party hereto, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Investor Services Group may, in its sole discretion, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary, or to the purchaser of substantially all of its business. Investor Services Group may, in its sole discretion, engage subcontractors to perform any of the obligations contained in this Agreement to be performed by Investor Services Group.

Article 18 Arbitration.

     18.1 Any claim or controversy arising out of or relating to this Agreement, or breach hereof, shall be settled by arbitration administered by the American Arbitration Association in

Boston, Massachusetts in accordance with its applicable rules, except that the Federal Rules of Evidence and the Federal Rules of Civil Procedure with respect to the discovery process shall apply.

     18.2 The parties hereby agree that judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

     18.3 The parties acknowledge and agree that the performance of the obligations under this Agreement necessitates the use of instrumentalities of interstate commerce and, notwithstanding other general choice of law provisions in this Agreement, the parties agree that the Federal Arbitration Act shall govern and control with respect to the provisions of this Article 18.

Article 19 Notice.

     Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or Investor Services Group, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

           To the Fund:

           Worldwide Index Funds
           790 East Colorado Boulevard, 9th Floor
           Pasadena, California 91101
           Attention:  F. Brian Cerini

           To Investor Services Group:

           First Data Investor Services Group, Inc.
           4400 Computer Drive
           Westboro, Massachusetts  01581
           Attention:  President

           with a copy to Investor Services Group's General Counsel

Article 20 Governing Law/Venue.

     The laws of the Commonwealth of Massachusetts, excluding the laws on conflicts of laws, shall govern the interpretation, validity, and enforcement
of this Agreement.   All actions arising from or related to this Agreement
shall be brought in the state and federal courts sitting in the City of Boston, and Investor Services Group and the Fund hereby submit themselves to the exclusive jurisdiction of those courts.

Article 21 Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

Article 22 Captions.

     The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

Article 23 Publicity.

     Neither Investor Services Group nor the Fund shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without the prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

Article 24 Relationship of Parties/Non-Solicitation.

     24.1 The parties agree that they are independent contractors and not partners or co-venturers and nothing contained herein shall be interpreted or construed otherwise.

     24.2 During the term of this Agreement and for one (1) year afterward, the Fund shall not recruit, solicit, employ or engage, for the Fund or others, Investor Services Group's employees.

Article 25 Entire Agreement; Severability.

     25.1 This Agreement, including Schedules, Addenda, and Exhibits hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof. No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. No such writing shall be effective as against Investor Services Group unless said writing is executed by a Senior Vice President, Executive Vice President, or President of Investor Services Group. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

     25.2 The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

Article 26 Miscellaneous.

     The Fund and Investor Services Group agree that the obligations of the Fund under the Agreement shall not be binding upon any of the Board Members, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund individually, but are binding only upon the assets and property of the Fund, as provided in the Articles of Incorporation. The execution and delivery of this Agreement have been authorized by the Board Members of the Fund, and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Board Members nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Fund individually or to impose any liability on any of them or any shareholder of the Fund personally, but shall bind only the assets and property of the Fund as provided in the Articles of Incorporation.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.


                             WORLDWIDE INDEX FUNDS

                             By:
                                -----------------------------------------------

                             Title:
                                   --------------------------------------------


                             FIRST DATA INVESTOR SERVICES GROUP, INC.


                             By:
                                -----------------------------------------------

                             Title:
                                   --------------------------------------------


                             Agreed to and Accepted:

                             FIRST DATA DISTRIBUTORS, INC.


                             By:
                                -----------------------------------------------

                             Title:
                                   --------------------------------------------

                                   SCHEDULE A

                               LIST OF PORTFOLIOS

                              Australia Index Fund
                               France Index Fund
                               Germany Index Fund
                              Hong Kong Index Fund
                                Italy Index Fund
                                Japan Index Fund
                             Netherlands Index Fund
                                Spain Index Fund
                               Sweden Index Fund
                             Switzerland Index Fund
                           United Kingdom Index Fund
                               Europe Index Fund
                            International Index Fund

                                   SCHEDULE B

                       DUTIES OF INVESTOR SERVICES GROUP


I.   TRANSFER AGENCY SERVICES

     (a)   Shareholder Information.    Investor Services Group shall maintain a
record of the number of Shares held by each Shareholder of record which shall include name, address, taxpayer identification and which shall indicate whether such Shares are held in certificates or uncertificated form.

     (b)   Shareholder Services.       Investor Services Group shall respond as
appropriate to all inquiries and communications from Shareholders relating to Shareholder accounts with respect to its duties hereunder and as may be from time to time mutually agreed upon between Investor Services Group and the Fund.

     (c) Mailing Communications to Shareholders; Proxy Materials. Investor Services Group will address and mail to Shareholders of the Fund, all reports to Shareholders, dividend and distribution notices and proxy material for the Fund's meetings of Shareholders. In connection with meetings of Shareholders, Investor Services Group will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

     (d)   Sales of Shares.

  - Investor Services Group shall not be required to issue any Shares of the Fund where it has received a Written Instruction from the Fund or official notice from any appropriate authority that the sale of the Shares of the Fund has been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of Investor Services Group to rely on such Written Instructions or official notice.

  - In the event that any check or other order for the payment of money is returned unpaid for any reason, Investor Services Group will endeavor to:
     (i) give prompt notice of such return to the Fund or its designee; (ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such actions as Investor Services Group may from time to time deem appropriate.

     (e)   Transfer and Repurchase.

  - Investor Services Group shall process all requests to transfer or redeem Shares in accordance with the transfer or repurchase procedures set forth in the Fund's Prospectus.

  - Investor Services Group will transfer or repurchase Shares upon receipt of Oral or Written Instructions or otherwise pursuant to the Prospectus and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as Investor Services Group reasonably may deem necessary.

  - Investor Services Group reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the endorsement on the instructions is valid and genuine. Investor Services Group also reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the requested transfer or repurchase is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or repurchases which Investor Services Group, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or repurchase.

  - When Shares are redeemed, Investor Services Group shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Fund or its designee a notification setting forth the number of Shares to be repurchased. Such repurchased shares shall be reflected on appropriate accounts maintained by Investor Services Group reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

  - Investor Services Group shall upon receipt of the monies provided to it by the Custodian for the repurchase of Shares, pay such monies as are received from the Custodian, all in accordance with the procedures described in the written instruction received by Investor Services Group from the Fund.

  - Investor Services Group shall not process or effect any repurchase with respect to Shares of the Fund after receipt by Investor Services Group or its agent of notification of the suspension of the determination of the net asset value of the Fund.

     (f)   Dividends.

  - Upon the declaration of each dividend and each capital gains distribution by the Board of Directors of the Fund with respect to Shares of the Fund, the Fund shall furnish or cause to be furnished to Investor Services Group Written Instructions setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to the Shareholders of record as of that date, the total amount payable on the payment date and whether such dividend or distribution is to be paid in Shares at net asset value.

  - On or before the payment date specified in such resolution of the Board of Directors, the Fund will provide Investor Services Group with sufficient cash to make payment to the Shareholders of record as of such payment date.

  - If Investor Services Group does not receive sufficient cash from the Fund to make total dividend and/or distribution payments to all Shareholders of the Fund as of the record date, Investor Services Group will, upon notifying the Fund, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to Investor Services Group.

     (g) Miscellaneous. In addition to and neither in lieu nor in contravention of the services set forth above, Investor Services Group shall perform all the customary services of a transfer agent, registrar, dividend disbursing agent and agent of the dividend reinvestment and cash purchase plan as described herein consistent with those requirements in effect as at the date of this Agreement. Investor Services Group agrees to mail cost basis accounting forms to applicable shareholders. The detailed definition, frequency, limitations and associated costs (if any) set out in the attached fee schedule, include but are not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, tabulating proxies, mailing Shareholder reports to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts where applicable, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders.

II.  TELESERVICING SERVICES:

     (a) Provide inbound and outbound teleservicing support in accordance with specific programs and telephone scripts provided by or developed in connection with the Fund.

     (b) Receive, on behalf of the Fund, orders from customers for prospectuses;

     (c) Answer questions from customers to the extent that they are answerable based upon information supplied to Investor Services Group by the Fund.

     (d) Complete data entry into the teleservicing system for coupons received directly from the customer.

     (e) Perform data entry into the teleservicing system for leads received directly from the Fund.

     (f) Provide daily transmission of lead information to the Fund's fulfillment center and/or, as agreed to by the parties, another location designated by the Fund.

     (g) Provide the Fund with operational reports, the form and content of which will be agreed upon by Investor Services Group and the Fund.

     (h) Incorporate new information into the above referred script as necessary and appropriate in a timely manner upon approval by the Fund.

                            Exhibit 1 of Schedule B

                             Performance Standards


Investor Services Group's obligation to meet the following Performance Standards shall be measured in the aggregate with respect to all Portfolios.

Investor Services Group will report to the Fund on a monthly basis the percent of items completed within standard as well as a quality rating. Reporting will be detailed to the transaction type level. A pass/fail determination for contractual penalties will however be based on the categories listed below.
For example, the accuracy of purchases, redemptions, exchanges and adjustments will be reported to the Fund on an individual basis and as a collective group. Investor Services Group will receive a "fail" for the month if the collective score for all financials falls below the contractual level. Note that completion standards are measured in business days.


CATEGORY                COMPONENTS (TO BE REPORTED INDIVIDUALLY)
---------------------------------------------------------------------------------

TRANSFER AGENT SERVICES

Financials              Purchases, Redemptions, Exchanges, Adjustments (both
                        financial and non-financial adjustments)
                        Minimum Acceptable Quality Control Review:  100%
                        Minimum Acceptable Quality Assurance Score:  98%
                        Minimum Acceptable Review:  10%

Non-Financials          Maintenance (including address changes, option changes,
                        ROA/LOI), Legal Transfers, New Accounts
                        Minimum Acceptable Quality Assurance Score:  98%
                        Minimum Acceptable Review:  10%
                        Minimum Acceptable New Account Review:  15%

Print Mail              Statements, Confirms, Checks
                        Minimum Acceptable Quality Score:  98%

Shareholder Service     Telephones, Correspondence
                        Minimum Acceptable Correspondence Quality Score:  98%
                        Minimum Acceptable Telephone Thru-put Quality Score:  98%

COMPLETION STANDARDS
TRANSACTION PROCESSING

A.   Complete on day of receipt:
     - Purchases, redemptions, exchanges, financial adjustments, new accounts
B.   Complete within three days of receipt:
     - Non-financial adjustments
C.   Complete within 5 days of receipt
     - Maintenance, legal transfers


PRINT MAIL *

A.   Mailed on day of receipt (post date + 1 business day)
     - Shareholder Checks
B.   Mailed within one day of receipt (post date + 2 business days)
     - Confirms
C.   Mailed within five business days following the end of the reporting period
     - Statements, Commission Checks

     * Note that Print Mail performance standards will be in effect only for those mailings where services are provided by Investor Services Group.

SHAREHOLDER SERVICES

A. Telephone calls abandoned no greater than 2% of calls received (excluding calls that abandon in less than 20 seconds)
B.   Financial Correspondence mailed within two days of receipt
C.   Non-financial Correspondence mailed within five days of receipt

Quality Assurance on Telephone Calls

A. Measurement Categories - Certain services provided by Investor Services Group will be measured against to the following categories.

                 Minimum Acceptable Overall Quality Score:  90%

     1.    Qualitative Criteria of Telephone Services (100 points):
           -  Opening of Call (5 points)
           -  Account Verification (10 points)
           -  Response to Inquiry (55 points)
           -  Resolution and Closing (5 points)
           -  Objective Criteria (25 points)
           -  Bonus Points (extra 5 points)

     2.    Qualitative Criteria of Telephone Sales (100 points):
           -  Opening of Call (5 points)
           -  Marketing Requirements (65 points)
           -  Resolution and Closing (5 points)
           -  Objective Criteria (25 points)
           -  Bonus Points (extra 5 points)

                                   SCHEDULE C

                                  FEE SCHEDULE

1.   Standard Fees

     Transfer Agency Fees:

     - $20,000 per Portfolio per annum minimum for 11 Portfolios - Fund of Funds minimum fee is waived for 2 Portfolios
     - Upon account base reaching open 1,333 accounts per Portfolio, fee converts to $15.00 per open account per annum; and $2.00 per closed account per annum.

     Cost Basis Accounting Fees:

     -     Cost basis accounting development cost of $25,000

     IMPRESSNet Fees:

     -     Design estimate will be based on requirements and deliverable dates
        - billed at a rate of $150.00 per hour. Estimate will be based upon Fund specifications
     - IMPRESSNet annual maintenance and transaction fees are waived for year 1
     - Year 2 and thereafter, annual maintenance fee of $40,000, an inquiry fee of $0.10 and per transaction fee of $0.50 per access

     DAZL Fees:

     -     DAZL Interactive set-up fee and on-going monthly support are waived
     - Transaction fees are $0.015 per price record, $0.01 per Schwab record fee and $0.025 for all other b/d records

     Teleservicing Fees:

     - $33.00 per hour per representative. Minimum number of representatives is three (3). Additional representatives may be added at the request of the Fund.

After the one year anniversary of the effective date of this Agreement, Investor Services Group may adjust the above fees once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client's monthly fees (or the Effective Date absent a prior such adjustment).

2.   Programming Costs

     (a)   Dedicated Team:

           Programmer                           $150,000 per annum
           BSA                                  $ 85,000 per annum
           Tester                               $ 65,000 per annum

     (b)   System Enhancements (Non Dedicated Team):

           Programmer                           $150.00 per hour

The above rates are subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement.

3.   Print/Mail Fees.

     Regular Mailings:

IMPLEMENTATION FEE:
           $ 5000.00
           $  150.00 / hr. Multi-check and Non Standard

TESTING APPLICATION OR DATA REQUIREMENTS:

           $3.00 / fax to client or Record Keeper

WORK ORDER:
           $15.00 per workorder

DAILY WORK (CONFIRMS):

HAND:      $71/K with $75.00 minimum (includes 1 insert)
           $0.07/each additional insert

MACHINE:   $42/K with $50.00 minimum (includes 1 insert)
           $0.01/each additional insert

DAILY CHECKS:

HAND:      $91/K with $100.00 minimum daily (includes 1 insert)
           $0.08/each additional insert

MACHINE:   $52/K with $75.00 minimum (includes 1 insert)
           $0.01/each additional insert

*  There is a $3.00 charge for each 3606 Form sent.

STATEMENTS:

HAND:      $78/K with $75.00 minimum (includes 1 insert)
           $0.08/each additional insert
           $125/K for intelligent inserting

MACHINE:   $52/K with $75.00 minimum (includes 1 insert)
           $0.01 each additional insert
           $58/K for intelligent inserting

PERIODIC CHECKS:

HAND:      $91/K with $100.00 minimum (includes 1 insert)
           $0.08/each additional insert

MACHINE:   $52/K with $100.00 minimum (includes 1 insert)
           $0.01/each additional insert

12B1/DEALER COMMISSION CHECKS/STATEMENTS:

           $0.78/each envelope with $100.00 minimum

SPAC REPORTS/GROUP STATEMENTS:

           $78/K with $75.00 minimum

LISTBILLS:

           $0.78 per envelope with $75.00 minimum

PRINTING CHARGES:  (price ranges dependent on volumes)

           $0.08/per confirm/statement/page
           $0.10/per check

FOLDING (MACHINE):

           $18/K

FOLDING (HAND):

           $.12 each

PRESORT CHARGE:

           $0.277 postage rate
           $0.035 per piece

COURIER CHARGE:

           $15.00 for each on call courier trip/or actual cost for on demand

OVERNIGHT CHARGE:

           $3.50 per package service charge plus Federal Express/Airborne charge

INVENTORY STORAGE:

           $20.00 for each inventory location as of the 15th of the month

INVENTORY RECEIPT:

           $20.00 for each SKU / Shipment

HOURLY WORK; SPECIAL PROJECTS, OPENING ENVELOPES, ETC...

           $24.00 per hour

SPECIAL PULLS
           $2.50 per account pull

BOXES/ENVELOPES:

           Shipping boxes         $0.85 each
           Oversized Envelopes    $0.45 each

FORMS DEVELOPMENT/PROGRAMMING FEE:

           $100/hr

SYSTEMS TESTING:

           $85/hr

CUTTING CHARGES:

           $10.00/K

     Special Mailings:

This pricing is based on appropriate notification (standard of 30 day notification) and scheduling for special mailings. Scheduling requirements include having collateral arrive at agreed upon times in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a maximum premium of 50% based on turn around requirements.

WORK ORDER:

           $30.00 per Workorder

DAILY WORK (CONFIRMS):

HAND:      $135.00 to create an admark tape
           $10.00/K to zip + 4 data enhance with $125.00 minimum
           $80.00/hr for any data manipulation
           $6.00/K combo charge

ADMARK & MACHINE INSERT

#10, #11, 6x9
           $62/K to admark envelope and machine insert 1 piece, with $125.00 min $2.50/K for each additional insert
           $38/K to admark only with $75.00 minimum
           $25.00/K hand sort
9x12
           $100/K to admark envelope and machine insert 1 piece, with $125.00 min
           $5.00/K for each additional insert
           $38/K to admark only with $75.00 minimum
           $0.08 for each hand insert

ADMARK & HAND INSERT

#10, #11, 6x9
           $0.08 for each hand insert
           $25.00/K hand sort
9x12

           $0.09 for each hand insert
           $25.00/K hand sort

PRESSURE/SENSITIVE LABELS:

           $0.32 each to create, affix and hand insert 1 piece, with a $75.00 minimum
           $0.08 for each hand insert
           $0.10 to affix labels only
           $0.10 to create labels only

LEGAL DROP:

           $150.00 / compliant legal drop per job and processing fees

CREATE MAILING LIST:

           $0.40 per entry with $75.00 minimum

PRESORT FEE:

           $0.035 per piece

                                   SCHEDULE D

                             OUT-OF-POCKET EXPENSES

     The Fund shall reimburse Investor Services Group monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

     -     Microfiche/microfilm production
     -     Magnetic media tapes and freight
     - Printing costs, including certificates, envelopes, checks and stationery
     - Postage (bulk, pre-sort, ZIP+4, barcoding, first class) direct pass through to the Fund
     -     Due diligence mailings
     - Telephone and telecommunication costs, including all lease, maintenance and line costs
     -     Ad hoc reports
     -     Proxy solicitations, mailings and tabulations
     -     Daily & Distribution advice mailings
     -     Shipping, Certified and Overnight mail and insurance
     -     Year-end form production and mailings
     - Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
     -     Duplicating services
     -     Courier services
     -     Incoming and outgoing wire charges
     -     Federal Reserve charges for check clearance
     -     Overtime, as approved by the Fund
     -     Temporary staff, as approved by the Fund
     -     Travel to and from Board meetings
     -     Travel and entertainment, as approved by the Fund
     - Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors
     -     Third party audit reviews
     -     Ad hoc SQL time
     -     Insurance
     -     Pricing services (or services used to determine Fund NAV)
     - Forms and supplies for the preparation of Board meetings and other materials for the Fund
     -     Vendor set-up charges for Blue Sky services
     -     Customized programming requests
     -     Blue Sky filing or registration fees
     -     SAS 70
     -     Cold Storage
     -     Document Retrieval
     -     Vendor pricing comparison

     -     Manual pricing
     -     Licensing and registration fees for registered representatives
     -     magnetic tape
     -     retention of records
     -     data subscription services
     - voice and data lines/access charges/set-up/installation of all communications hardware and software
     - transmitting lines, modems and any other expenses incurred in connection with such terminals and lines
     -     sales tax, if applicable
     -     post office box charges
     -     800 number usage at a rate of $0.10 per minute
     -     software enhancements at a rate of $150.00 per hour
     -     state registration fees, if applicable
     -     licensing costs of all software applications of Fund data
     - Such other miscellaneous expenses reasonably incurred by Investor Services Group in performing its duties and responsibilities under this Agreement.

     The Fund agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with Investor Services Group. In addition, the Fund will promptly reimburse Investor Services Group for any other unscheduled expenses incurred by Investor Services Group whenever the Fund and Investor Services Group mutually agree that such expenses are not otherwise properly borne by Investor Services Group as part of its duties and obligations under the Agreement.

                                   SCHEDULE E

                                 FUND DOCUMENTS

     - Certified copy of the Articles of Incorporation of the Fund, as amended

     -     Certified copy of the By-laws of the Fund, as amended

     - Copy of the resolution of the Board of Directors authorizing the execution and delivery of this Agreement

     -     Copies of all agreements between the Fund and its service providers

     - All account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Fund

     - All notices issued by the Fund with respect to the Shares in accordance with and pursuant to the Articles of Incorporation or By-laws of the Fund or as required by law and shall perform such other specific duties as are set forth in the Articles of Incorporation including the giving of notice of any special or annual meetings of shareholders and any other notices required thereby.

     - A listing of all jurisdictions in which each Portfolio is registered and lawfully available for sale as of the date of this Agreement and all information relative to the monitoring of sales and registrations of Fund shares in such jurisdictions

     - Each Fund's most recent post-effective amendment to its Registration Statement

     - Each Fund's most recent prospectus and statement of additional information, if applicable, and all amendments and supplements thereto